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                                                                      EXHIBIT 21

                          Subsidiaries of WAM!NET Inc.
                          ----------------------------

1.   FreeMail, Inc.

2.   WAM!NET Medical Inc.

3.   WAM!NET International Inc.

4.   WAM!NET Canada Inc. (currently Netco Communications of Canada, Inc.)

5.   WAM!NET Limited

6.   WAM!NET Holdings (UK) Limited

7.   WAM!NET UK Limited

8.   4-Sight (Software), Ltd.

9.   4-Sight Inc.

10.  WAM!NET Deutschland GmbH (currently 4-Sight Deutschland GmbH)

11.  WAM!NET Nederlands B.V.

12.  WAM!NET (EOC) Belgium S.A.

13.  WAM!NET (Holdings) Japan K.K.

14.  WAM!NET Sverige AB

15.  WAM!NET Spain S.L. (Pending)

16.  WAM!NET France, S.A.R.L. (Pending)